UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 31, 2006


                      THE READER'S DIGEST ASSOCIATION, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                      1-10434                13-1726769
(State or other jurisdiction of  (Commission File Number)   (I.R.S. Employer
incorporation or organization)                            Identification Number)


       Pleasantville, New York                                 10570-7000
 (Address of principal executive offices)                       (Zip Code)

               Registrant's telephone number, including area code:
                                 (914) 238-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[_] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14a-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1.   REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01.   Entry into a Material Definitive Agreement
             ------------------------------------------

           On March 31, 2006, The Reader's Digest Association, Inc. (the "Company") entered into a definitive Agreement and Plan of Merger (the "Merger Agreement") with Allrecipes.com, Inc. ("Allrecipes") and a wholly owned subsidiary of the Company. The Merger Agreement provides that, on the terms and subject to the conditions provided in the Merger Agreement, the Company's subsidiary will merge with and into Allrecipes, with Allrecipes being the surviving corporation of the merger (the "Merger"). As a result of the Merger
(i) Allrecipes will become a wholly-owned subsidiary of the Company, (ii) each outstanding share of Allrecipes common and preferred stock will be converted solely into the right to receive a cash payment equal to approximately $1.08 ("Merger Consideration Per Share") and (iii) each outstanding vested option and currently exercisable warrants will be converted into solely the right to receive a cash payment equal to the difference between the Merger Consideration Per Share and the exercise price of the vested option or warrant. In addition, the Board of Directors of Allrecipes approved a partial acceleration of unvested outstanding options held by Allrecipes employees and directors. Pursuant to the partial acceleration, 239,072 options that would have otherwise vested on or before December 31, 2006 will accelerate and become vested and exercisable effective immediately prior to the effective time of the Merger. As a result of the acceleration of options, such employees and directors will be entitled to receive a cash payment equal to the difference between the Merger Consideration Per Share and the exercise price of the accelerated option.

           The Merger Agreement contains representations and warranties of each of the parties to the Merger Agreement and the assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties delivered in connection with the execution of the Merger Agreement. In addition, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality used for the purpose of allocating risk between the parties rather than establishing matters as facts. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, or for any other purpose, at the time they were made or otherwise. Although the requisite number of Allrecipe shareholders have approved the Merger, it remains subject to customary closing conditions.

           In connection with the entry into the Merger Agreement, shareholders holding at least 75% of the outstanding shares of Allrecipes capital stock, including directors of Allrecipes and certain key employees, have entered into a Support Agreement with the Company that, among other things, contains (a) representations and warranties relating to their ownership of their shares of Allrecipes capital stock, (b) an agreement to maintain certain information of Allrecipes and the Company confidential, (c) for Allrecipes shareholders who are members of management or are members of Allrecipes' Board of Directors, non-solicitation agreements and (d) an agreement to be bound by the indemnification obligations set forth in the Merger Agreement. In addition, the Support Agreement also imposes a three-year non-competition agreement on William Moore and Tim Hunt, Allrecipes' Chief Executive Officer and Senior Vice President Product Development, respectively. The parties to the Support Agreement have further agreed to vote against any action that would result in the withdrawal or modification, in a manner adverse to the Company, of such shareholder's approval of the Merger.


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
           The foregoing description of the Merger Agreement and Support Agreement is qualified in its entirety by reference to the full text of the Merger Agreement and the Support Agreement filed herewith as Exhibits 2.1 and 10.1, respectively, and are incorporated herein by reference. A copy of the press release issued by the Company on March 31, 2006 concerning the Merger is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

SECTION 9.  FINANCIAL STATEMENTS AND EXHIBITS


ITEM 9.01   Financial Statements and Exhibits.
            ---------------------------------

     (c)  Exhibits

          Filed herewith are the following:

    Exhibit Number                  Description
    --------------                  -----------

         2.1 Merger Agreement dated March 31, 2006 by and among the Company, RD Merger Sub, Inc. and Allrecipes.com, Inc.

         10.1 Form of Support Agreement dated March 31,2006 by and among the Company, RD Merger Sub, Inc. and the signatories thereto.

         99.1 News release issued by the Company on March 31, 2006, relating to the Company's entry into a Merger Agreement dated March 31, 2006 by and among the Company, RD Merger Sub, Inc. and Allrecipes.com, Inc.



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
                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      THE READER'S DIGEST ASSOCIATION, INC.
                                              (Registrant)


Date:  April 3, 2006
                                      /s/ Clifford H.R. DuPree
                                      ------------------------------------------
                                      Clifford H.R. DuPree
                                      Vice President, Corporate Secretary and
                                      Associate General Counsel












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
                                 EXHIBIT INDEX



     Exhibit Number                   Description
     --------------                   -----------

         2.1 Merger Agreement dated March 31, 2006 by and among the Company, RD Merger Sub, Inc. and Allrecipes.com, Inc.

         10.1 Form of Support Agreement dated March 31, 2006 by and among the Company, RD Merger Sub, Inc. and the signatories thereto.

         99.1 News release issued by the Company on March 31, 2006, relating to the Company's entry into a Merger Agreement dated March 31, 2006 by and among the Company, RD Merger Sub, Inc. and Allrecipes.com, Inc.









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